Exhibit 99.1

750 Route 202 South Suite 600 Bridgewater, NJ  08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

SECOND QUARTER 2011 FINANCIAL RESULTS

•                  Non-GAAP total revenue of $55.4 million increases 49% year-over-year

•                  Non-GAAP operating income of $11.7 million increases 43% year-over-year

•                  Non-GAAP EPS of $0.21 increases 40% year-over-year

BRIDGEWATER, NJ — August 1, 2011 — Synchronoss Technologies, Inc. (NASDAQ: SNCR), the world’s leading provider of transaction management, cloud enablement and connectivity services for connected devices, today announced financial results for the second quarter of 2011.

“We are very pleased with the company’s performance in the second quarter, which led to revenue and profitability that were above the high-end of our guidance,” said Stephen G. Waldis, President and Chief Executive Officer of Synchronoss.  “We are making excellent progress with the expansion of our relationships with tier one service providers.  We have expanded our AT&T relationship with the addition of  a meaningful new channel.  We also moved to the second phase of our platform deployment with Vodafone and advanced our work on the deployment of additional ConvergenceNow® Plus+ capabilities with Verizon that are scheduled for the second half of 2011.”

Waldis added, “Synchronoss is benefitting from the investments made in our highly differentiated ConvergenceNow Plus platform.  We believe our growing ability to deeply embed Synchronoss directly on devices that take advantage of the new cloud-based capabilities will add significant value to our customers and provide our company with a growing number of significant long-term growth opportunities.”

For the second quarter of 2011, Synchronoss reported generally accepted accounting principles (“GAAP”) net revenues of $54.8 million, an increase of 47% compared to the second quarter of 2010.  Gross profit was $28.9 million in the second quarter of 2011.  Income from operations, determined in accordance with GAAP, was $4.6 million.  GAAP net income applicable to common stockholders was $3.2 million and GAAP diluted earnings per share were $0.06, compared to $0.09 for the second quarter of 2010.

Synchronoss reported non-GAAP net revenues, which adds back the purchase accounting adjustment related to FusionOne’s revenues, of $55.4 million, an increase of 49% compared to the second quarter of 2010.  Non-GAAP gross profit for the second quarter of 2011 was $30.8 million, representing a non-GAAP gross margin of 56%.  Non-GAAP income from operations was $11.7 million in the second quarter of 2011, representing a year-over-year increase of 43% and a non-GAAP operating margin of 21%.  Non-GAAP net income, which takes into account adjustments to non-GAAP income from operations, was $8.0 million in the second quarter of 2011, leading to non-GAAP diluted earnings per share of $0.21, an increase of 40% compared with $0.15 for the second quarter of 2010.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“Synchronoss’ ability to balance investing for growth with driving efficiencies is evidenced by our strong non-GAAP operating income margin and growth for both the second quarter and first half of 2011,” said Lawrence R. Irving, Chief Financial Officer and Treasurer.  “As we look to the second half of 2011, we will continue to invest in areas that support the strong growth of our business and new customer initiatives such as the AT&T channel which is expected to launch late in the third quarter.  We will continue to target strong profitability margins, and we expect to gain leverage from our investments as volumes scale and automation rates improve as new ConvergenceNow® deployments ramp.”

Other Second Quarter and Recent Business Highlights:

•                  Business related to AT&T accounted for approximately $27.6 million of non-GAAP revenue, representing 50% of total non-GAAP revenue.  Business outside of the AT&T relationship accounted for approximately $27.8 million of non-GAAP revenue or a record level of 50% of total non-GAAP revenue for the quarter.  Verizon was the largest contributor to Synchronoss’ business outside of AT&T, representing over 10% of the Company’s revenue for the quarter.

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call on Monday, August 1, 2011, at 4:30 p.m. (ET) to discuss the company’s financial results.  To access this call, dial 866-314-4865(domestic) or 617-213-8050 (international). The pass code for the call is 33953317.  Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site, www.synchronoss.com.

Following the conference call, a replay will be available at 888-286-8010 (domestic) or 617-801-6888 (international). The replay pass code is 32736547. An archived web cast of this conference call will also be available on the “Investor Relations” page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, operating income, net income, effective tax rate, and earnings per share. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back the deferred revenue write-down associated with FusionOne acquisition, fair value stock-based compensation expense, acquisition-related costs, changes in the contingent consideration obligation, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss Technologies (NASDAQ: SNCR) is the world’s leading provider of transaction management, cloud enablement and  connectivity services for connected devices. The company’s technology platforms ensure a simple and seamless on-demand channel for service providers and their customers. For more information visit us at:

Web: www.synchronoss.com

Blog: http://blog.synchronoss.com

Twitter:  http://twitter.com/synchronoss

Forward-looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2010 and other documents filed with the U.S. Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

The Synchronoss logo, Synchronoss, ConvergenceNow, InterconnectNow, ConvergenceNow Plus+ and SmartMobility are trademarks of Synchronoss Technologies,

Inc. All other trademarks are property of their respective owners.

SYNCHRONOSS TECHNOLOGIES, INC.

BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	June 30, 2011	December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$153,408	$180,367
Marketable securities	12,398	1,766
Accounts receivable, net of allowance for doubtful accounts of $250 and $558 at June 30, 2011 and December 31, 2010, respectively	46,768	34,940
Prepaid expenses and other assets	15,361	8,606
Deferred tax assets	3,275	3,272
Total current assets	231,210	228,951
Marketable securities	21,866	7,502
Property and equipment, net	34,212	32,622
Goodwill	29,627	19,063
Intangible assets, net	32,202	33,231
Deferred tax assets	18,005	16,432
Other assets	2,402	2,598
Total assets	$369,524	$340,399
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,023	$7,013
Accrued expenses	12,130	12,999
Deferred revenues	14,828	5,143
Contingent consideration obligation	4,736	—
Total current liabilities	39,717	25,155
Lease financing obligation — long term	9,227	9,205
Contingent consideration obligation — long-term	—	16,915
Other liabilities	1,060	1,101
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 40,322 and 38,863 shares issued; 38,058 and 36,863 outstanding at June 30, 2011 and December 31, 2010, respectively	4	4
Treasury stock, at cost (2,264 and 2,000 shares at June 30, 2011 and December 31, 2010, respectively)	(31,508)	(23,713)
Additional paid-in capital	291,414	255,656
Accumulated other comprehensive income (loss)	9	(182)
Retained earnings	59,601	56,258
Total stockholders’ equity	319,520	288,023
Total liabilities and stockholders’ equity	$369,524	$340,399

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net revenues	$54,817	$37,218	$107,695	$72,281
Costs and expenses:
Cost of services (2)(3)(4)*	25,878	19,013	50,489	36,655
Research and development (2)(3)(4)	10,055	4,907	20,158	9,191
Selling, general and administrative (2)(3)(4)	10,648	6,368	20,795	12,845
Net change in contingent consideration obligation	(85)	—	2,831	—
Depreciation and amortization	3,722	1,857	7,080	3,852
Total costs and expenses	50,218	32,145	101,353	62,543
Income from operations	4,599	5,073	6,342	9,738
Interest and other income	314	122	482	233
Interest and other expense	(239)	(293)	(534)	(567)
Income before income tax expense	4,674	4,902	6,290	9,404
Income tax expense	(1,470)	(1,949)	(2,947)	(3,718)
Net income	$3,204	$2,953	$3,343	$5,686
Net income per common share:
Basic (1)	$0.07	$0.09	$0.13	$0.18
Diluted (1)	$0.06	$0.09	$0.12	$0.18
Weighted-average common shares outstanding:
Basic	37,541	31,206	37,144	31,124
Diluted	38,827	32,203	38,508	32,057

* Cost of services excludes depreciation which is shown separately.

(1) Adjustment to net income for equity mark-to-market on contingent consideration obligation:
Net income	$3,204	$2,953	$3,343	$5,686
Income effect for equity mark-to-market on contingent consideration obligation, net of tax	(681)	—	1,466	—
Net income applicable to shares of common stock for earnings per share	$2,523	$2,953	$4,809	$5,686
(2) Amounts include fair value stock-based compensation as follows:
Cost of services	$1,125	$921	$2,257	$1,756
Research and development	953	414	1,785	768
Selling, general and administrative	2,589	1,444	5,185	3,060
Total fair value stock-based compensation expense	$4,667	$2,779	$9,227	$5,584
(3) Amounts include acquisition and restructuring costs as follows:
Cost of services	$15	$—	$15	$—
Research and development	143	—	249	—
Selling, general and administrative	95	314	283	314
Total acquisition and restructuring costs	$253	$314	$547	$314
(4) Amounts include fair value earn-out cash and stock compensation as follows:
Cost of services	$121	$—	$245	$—
Research and development	(33)	—	433	—
Selling, general and administrative	975	—	1,710	—
Total fair value earn-out cash and stock compensation expense	$1,063	$—	$2,388	$—

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$54,817	$37,218	$107,695	$72,281
Add: Deferred Revenue Write-Down	554	—	1,087	—
Non-GAAP Revenue	$55,371	$37,218	$108,782	$72,281
GAAP income from operations	$4,599	$5,073	$6,342	$9,738
Add: Deferred revenue write-down	554	—	1,087	—
Add: Fair value stock-based compensation	4,667	2,779	9,227	5,584
Add: Acquisition and restructuring costs	253	314	547	314
Add: Net change in contingent consideration obligation	(85)	—	2,831	—
Add: Deferred compensation expense — earn-out	1,063	—	2,388	—
Add: Amortization expense	660	—	1,320	—
Non-GAAP income from operations	$11,711	$8,166	$23,742	$15,636
GAAP net income attributable to common stockholders	$3,204	$2,953	$3,343	$5,686
Add: Deferred revenue write-down, net of tax	384	—	783	—
Add: Fair value stock-based compensation, net of tax	3,227	1,674	6,643	3,376
Add: Acquisition and restructuring costs, net of taxes	174	189	394	190
Add: Net change in contingent consideration obligation, net of tax	(145)	—	2,039	—
Add: Deferred compensation expense — earn-out, net of tax	727	—	1,720	—
Add: Amortization expense, net of tax	457	—	951	—
Non-GAAP net income	$8,028	$4,816	$15,873	$9,252
Diluted non-GAAP net income per share	$0.21	$0.15	$0.41	$0.29
Weighted shares outstanding — Diluted	38,827	32,203	38,508	32,057

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2011	2010
Operating activities:
Net income	$3,343	$5,686
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	7,080	3,852
Loss on disposal of fixed assets	—	24
Amortization of bond premium	134	—
Deferred income taxes	(1,575)	(14)
Non-cash interest on leased facility	458	456
Stock-based compensation	10,053	5,584
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	(11,570)	(4,436)
Prepaid expenses and other current assets	(675)	(1,563)
Other assets	(68)	(1,274)
Accounts payable	965	(414)
Accrued expenses	(1,022)	(1,271)
Contingent consideration obligation	1,942	—
Excess tax benefit from the exercise of stock options	(6,080)	(618)
Other liabilities	(42)	276
Deferred revenues	9,685	928
Net cash provided by operating activities	12,628	7,216
Investing activities:
Purchases of fixed assets	(7,356)	(5,319)
Proceeds from the sale of fixed assets	—	1
Purchases of marketable securities available-for-sale	(27,052)	(4,134)
Maturity of marketable securities available-for-sale	1,934	1,794
Business acquired, net of cash	(7,823)	—
Net cash used in investing activities	(40,297)	(7,658)
Financing activities:
Proceeds from the exercise of stock options	11,027	2,505
Payments on contingent consideration	(8,286)	—
Excess tax benefit from the exercise of stock options	6,080	618
Repurchase of common stock	(7,796)	—
Payments on capital obligations	(496)	(425)
Net cash (used in) provided by financing activities	529	2,698
Effect of exchange rate changes on cash	181	(12)
Net (decrease) increase in cash and cash equivalents	(26,959)	2,244
Cash and cash equivalents at beginning of year	180,367	89,924
Cash and cash equivalents at end of period	$153,408	$92,168

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Cash Provided by Operating Activities

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2011	2010
Non-GAAP cash provided by operating activities and reconciliation:
Net cash provided by operating activities (GAAP)	$12,628	$7,216
Add: Tax benefits from stock options exercised	6,080	618
Add: Cash payments on settlement of Earn-out	2,383	—
Adjusted cash flow provided by operating activities (Non-GAAP)	$21,091	$7,834

SOURCE: Synchronoss Technologies, Inc.

Synchronoss Technologies, Inc.

Investor:

Tim Dolan, 617-956-6727

investor@synchronoss.com

or

Media:

Stacie Hiras, 908-547-1260

Stacie.hiras@synchronoss.com